     As filed with the Securities and Exchange Commission on August 6, 2004
                                                           Registration No. 333-
                             ---------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           KEITHLEY INSTRUMENTS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  OHIO                                            34-0794417
--------------------------------------------     --------------------------------------------
   (State of incorporation or organization)            (IRS Employer Identification No.)



     28775 AURORA ROAD, SOLON, OHIO                                  44139
--------------------------------------------        -----------------------------------
    (Address of principal executive offices)                      (Zip Code)

          KEITHLEY INSTRUMENTS, INC. RETIREMENT SAVINGS TRUST AND PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

       JOSEPH P. KEITHLEY, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           KEITHLEY INSTRUMENTS, INC.
                    28775 AURORA ROAD, CLEVELAND, OHIO 44139
                     (Name and address of agent for service)

                                 (216) 248-0400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                        Proposed               Proposed
                                                         Maximum               Maximum
 Title of Securities            Amount to be          Offering Price       Aggregate Offering          Amount of
  to be Registered            Registered(1)(2)         Per Share (3)            Price (3)           Registration Fee
--------------------------------------------------------------------------------------------------------------------
 Common Shares, without
       par value               20,000 shares               $19.67              $393,400.00              $49.84
====================================================================================================================

1. In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
2. In addition, pursuant to Rule 416, the Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.
3. Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee, based on the average of the high and low sale prices on August 3, 2004, of the Registrant's Common Shares as reported on the New York Stock Exchange.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The information required by Item 1 is included in documents sent or given to participants in the Keithley Instruments, Inc. Retirement Savings Trust and Plan ("the Plan") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant or by the Plan with the Securities and Exchange Commission are incorporated herein by reference:

a) The Registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for its fiscal year ended September 30, 2003 on December 24, 2003;

b) The Plan's Annual Report on Form 11-K filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 for its fiscal year ended December 31, 2003 on June 21, 2004;

c) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004 filed on May 14, 2004 and the quarter ended December 31, 2003 filed on February 17, 2004;

d) The description of the Registrant's Common Shares contained in Item 11 of the Registrant's Form 10 Registration Statement (No. 0-13648) as declared effective on July 31, 1985, relating to the registration of the Registrant's Common Shares under Section 12(g) of the Exchange Act; and

e) All documents subsequently filed by the Registrant and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Common Shares offered pursuant to this Registration Statement have been sold or which deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Mr. James Griswold, a director of the Registrant, is a partner of Baker & Hostetler LLP, which serves as the Registrant's general counsel and has rendered an opinion on the legality of the Common Shares being offered hereby. Mr. Griswold owns Common Shares and holds option to purchase Common Shares. Additionally, as a director of the Registrant, Mr. Griswold is eligible to receive stock-based incentives under certain of the Registrant's equity compensation plans.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code permits a corporation to indemnify or agree to indemnify officers and directors against certain liabilities. Pursuant to Section 1701.13(E) and subject to certain limitations contained therein, Article V of the Registrant's Code of Regulations provides that the Registrant will indemnify any director or officer or any former director or officer of the Registrant against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director or officer of the Registrant or is or was serving at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Number                     Description
------                     -----------
23                         Consent of PricewaterhouseCoopers LLP

24                         Power of Attorney (included on the signature page hereto)

The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes thereto required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

a)       The undersigned Registrant hereby undertakes:

         1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  iii To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section

         15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on this 6th day of August, 2004.

                                       KEITHLEY INSTRUMENTS, INC.
                                       --------------------------
                                       (Registrant)


                                       By    /s/ Joseph P. Keithley
                                             ----------------------------------
                                                 Joseph P. Keithley
                                             Chairman, President and Chief
                                             Executive Officer


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on this 6th day of August, 2004.

                                       KEITHLEY INSTRUMENTS, INC.
                                       --------------------------
                                       RETIREMENT SAVINGS TRUST
                                       ------------------------
                                       AND PLAN
                                       --------
                                       (Plan)


                                       By    /s/ Joseph P. Keithley
                                             ----------------------------------
                                                    Joseph P. Keithley
                                             Plan Administrator

                        POWER OF ATTORNEY AND SIGNATURES

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Joseph P. Keithley and Mark J. Plush, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities indicated on the 6th day of August, 2004.

Signature                                       Title
---------                                       -----
/s/  Joseph P. Keithley                         Chairman of the Board of Directors, President and
--------------------------------------------    Chief Executive Officer
     Joseph P. Keithley                         (Principal Executive Officer)


/s/  Mark J. Plush                              Vice President and Chief Financial Officer
--------------------------------------------    (Principal Financial Officer)
     Mark J. Plush

/s/  Brian R. Bachman                           Director
--------------------------------------------
     Brian R. Bachman

/s/  James T. Bartlett                          Director
--------------------------------------------
     James T. Bartlett

/s/  James B. Griswold                          Director
--------------------------------------------
     James B. Griswold

/s/  Leon J. Hendrix, Jr.                       Director
--------------------------------------------
     Leon J. Hendrix, Jr.

/s/  William J. Hudson                          Director
--------------------------------------------
     William J. Hudson

/s/  Dr. N. Mohan Reddy                         Director
--------------------------------------------
     Dr. N. Mohan Reddy

/s/  R. Elton White                             Director
--------------------------------------------
     R. Elton White


EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------
23                Consent of PricewaterhouseCoopers LLP

24                Power of Attorney (contained on the signature page hereof)